Exhibit 99.1


            Eagle Broadband Names Dave Weisman as New CEO
                and Closes $10 Million Financing Round


    LEAGUE CITY, Texas--(BUSINESS WIRE)--Aug. 26, 2003--

    Combination of Proven Leadership & Additional Funding Positions Company for Aggressive Market Expansion in High-Growth Broadband,
       Communications & Security Infrastructure/Services Markets

    Eagle Broadband, Inc. (AMEX:EAG), a leading supplier of broadband products, services and content, today announced the appointment of Dave Weisman, formerly with ACT Networks and Thomson Enterprise Networks, as chief executive officer and board member. The company also announced the completion of the previously announced $10 million round of financing led by Aggregate Networks, LLC, a leading provider of broadband infrastructure financing.

    Proven Leadership To Drive Profitable Growth

    Weisman takes over the CEO position from co-founder and current CEO, Dr. H. Dean Cubley, who will assume the role of chief technology officer as well as remain on the board. The changes are expected to become effective within two weeks. In addition to being responsible for the strategic direction, vision and overall operations of the company, Weisman will focus on leveraging Eagle Broadband's comprehensive set of broadband and communications businesses to maximize shareholder value by aggressively expanding revenues, driving the company to profitability and accelerating the adoption of the company's exclusive products and technologies in both domestic and international markets.
    "We are very excited that a seasoned executive of Dave's caliber has agreed to join the company as CEO. His decision is a tremendous endorsement of the Eagle Broadband vision and our unique combination of broadband products, services and technology," said Dr. Cubley. "Dave's strong focus on serving customers, extensive sales and marketing background and proven senior management and operational skills leading high-growth technology companies, make him the ideal executive to lead Eagle Broadband during this rapid expansion phase and will ensure profitable, long-term growth. His proven track record of rapidly increasing revenues, solid relationships and deep industry knowledge in each of Eagle's lines of business, extensive experience building and growing profitable companies combined with the added expansion capital, ideally positions Eagle to meet the growing demand for our unique broadband products and services."
    "I am delighted to be joining Eagle Broadband at this pivotal point in its growth," said Weisman. "The Eagle team has done a terrific job developing exclusive technology and assembling an exceptionally strong group of integrated businesses in many of the highest growth markets. Eagle is the only company that I have been able to find offering customers such a comprehensive range of turnkey, bundled broadband and communications products and services for consumers, enterprises, municipalities, developers and government agencies. With such an enviable set of assets, Eagle has a great opportunity to capitalize on the considerable demand for broadband, communications and security services and I am committed to helping Eagle fully realize the significant potential the company possesses."

    Ideally Positioned To Meet Customer Needs & Maximize Shareholder
Value

    The additional funding will enable the company to aggressively pursue its market and revenue expansion plans, further invest in sales, marketing and customer service programs and staff to drive higher-margin revenues and better serve customers in each of Eagle Broadband's target enterprises -- residential, hospitality, aviation and government/military markets. The funding will consist of the purchase of a note and the issuance of Series A Preferred shares, with the terms calling for an initial investment of $3M followed by an additional minimum of $7M within 90 days.
    "Dave was hand-picked because of his extensive expertise and proven success in all of Eagle's businesses and target markets as well as his strong customer and partner relationships," said Rick Kaufmann, principal and co-founder, Aggregate Networks. "We led this investment due to our confidence in Eagle's prospects which was bolstered even further when Dave decided to join the company. We are confident that Eagle's comprehensive broadband products and technology, Dave's expert management and leadership abilities, Aggregate's industry contacts and the additional funding, creates an unmatched combination that can better meet customer needs and maximize shareholder value."

    Background On Weisman

    Weisman brings more than 18 years of senior level management experience with both high-growth startup and established technology companies to Eagle Broadband, including a wealth of sales/marketing management and turn-around experience. Most recently he was brought in by the board of directors of Silicon Valley security software firm IP Dynamics to build and lead Sales and Marketing organizations where he successfully launched the company into the enterprise, service provider and government/military security markets. Before IP Dynamics, Weisman co-founded and was Vice President, Sales and Marketing for Canyon Networks, a telecommunications equipment startup focused on broadband subscriber services provisioning and management for major telcos and service providers.
    He was also Vice President, Marketing and Customer Service for multi-service WAN equipment provider, ACT Networks, where he led all product management, marketing and customer support activities until the company's $275 million acquisition by Clarent Corporation. Weisman also co-founded and served as Vice President, Sales & Marketing for the commercial broadband networking company Thomson Enterprise Networks where he was instrumental in winning a $450 million multi-media, broadband network contract with the British Army and the company's subsequent acquisition in 1999. Prior to Thomson, he held senior marketing positions at Adaptive Corporation (acquired in 1994) where he developed and launched the industry's first ATM network switch and networking company Retix (IPO in 1992). Weisman also founded and was CEO of a consumer products distribution company, which he grew to $12 million in sales and subsequently sold in 1987 for $13 million.
    Weisman also served as a pilot with the United States Air Force Reserve and saw active combat duty in Central America and Operation Desert Storm. He holds a B.A. in Economics and International Relations from U.C.L.A.

    About Eagle Broadband

    Eagle Broadband, Inc., and its subsidiaries are leading suppliers of broadband products, services and content. Eagle also has extensive "last mile" cable and fiber installation capabilities and provides complete IT business integration and enterprise management solutions to Fortune 1000 companies. As the leading provider of Fiber-to-the-Home (FTTH), Eagle provides residential communities with Bundled Digital Services (BDS(SM)) packages that include cable-style television over fiber, high-speed broadband Internet connectivity and security monitoring services. The company markets structured wiring, security systems and security monitoring to homebuilders, homeowners and commercial interests nationwide as well as to its contracted BDS communities. Eagle also manufactures and markets a proprietary non-line-of-sight communications product that provides true "total" global voice, data and Internet communications service through the Iridium Satellite constellation for aircraft manufacturers, commercial airlines, the U.S. military and the homeland security market. The company is headquartered in League City, Texas, south of Houston, near the NASA Johnson Space Center. Further news updates on Eagle Broadband, its products and services are available at www.eaglebroadband.com, www.broadbandmagic.com, www.atlanticpacific.com, www.etoolz.com and www.ucgi.com.

    About Aggregate Networks, LLC

    Aggregate Networks develops and finances broadband networks for municipalities, real estate developers and private companies. The company has in-depth knowledge and experience in financing and planning, as well as unique expertise in providing the broad skill set required to bring market knowledge, relationships, legal, real estate and financial factors together. The company continues to expand their last-mile Fiber-to-the-Home (FTTH) and wireless expertise with each unique project. For more information, please visit their Web site at www.aggregatenetworks.net.
    Aggregate Networks is currently working with several private and public municipal broadband network projects evaluating and placing financing, including Truckee, CA. The Truckee-Donner Public Utility District is expected to begin construction for 12,000 FTTH subscribers in the fall of 2003, making it one of the first community-wide FTTH projects delivering IP voice, video, data and security in the country.
    Forward-looking statements in this release regarding Eagle Broadband, Inc., its subsidiaries and Aggregate Networks, LLC, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


    CONTACT: Eagle Broadband, Inc., League City
             Clareen O'Quinn, 800-628-3910 or 281-538-6000
             Investor Relations
             coquinn@egbb.com
             or
             Aggregate Networks, LLC
             Laurance Lewis, 630-437-5160
             Co-Founder and Principal
             LauranceL@AggregateNetworks.net
             or
             Additional Eagle Broadband Contact:
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com